Exhibit 5


                                         MCLAUGHLIN & STERN, LLP.
                                      260 MADISON AVENUE, 18TH FLOOR
                                         NEW YORK, NEW YORK 10016
                                              (212) 448-1100
                                            FAX (212) 448-0066




                                                            November 30, 1998



United States Securities
& Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: Laminaire Corporation

Gentlemen:

     Reference  is  made  to  the  Registration   Statement  on  Form  S-8  (the
"Registration Statement"), filed with the Securities and Exchange Commission by Laminaire Corporation (the "Company").

     We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The 1,000,000 shares of Common Stock, which are due to be sold pursuant to the Registration Statement have been duly and validly authorized and, when paid for, will be validly issued, fully paid and non-assessable.

     In addition, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of such Registration Statement and to the filing of this opinion as

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     an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        McLaughlin & Stern, LLP


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